                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARES PURCHASE RIGHTS)

                                       OF

                             METRA BIOSYSTEMS, INC.

                                       BY

                          MBS ACQUISITION CORPORATION

                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                               QUIDEL CORPORATION

                                       AT

                          $1.78 NET PER SHARE IN CASH

             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON THURSDAY, JULY 8, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                    June 9, 1999

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated June 9, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which together constitute the "Offer") relating to the offer by MBS Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Quidel Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of Metra Biosystems, Inc., a California corporation (the "Company"), including the associated preferred shares purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of the Company at a price of $1.78 per Share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The purchase price is $1.78 per Share net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company unanimously (except for a director of the Company who is also a director of Parent and, accordingly, abstained from voting on all matters relating to the Offer and the Merger) has determined that the Offer and the Merger (as defined in the Offer to

    Purchase), are fair to and in the best interests of the Company and its shareholders, has approved the Offer and adopted the Merger Agreement and recommends acceptance of the Offer by the Company's shareholders.

        4. The Offer is contingent upon, among other things, Shares representing at least ninety percent (90%) of the total number of outstanding Shares of Common Stock of the Company being validly tendered and not properly withdrawn before the Expiration Date for the Offer (the "Minimum Condition") and certain other conditions. See Section 14 of the Offer to Purchase.

        5. In the event that less than 90% of the then outstanding Shares are tendered on any scheduled expiration date of the Offer, and provided that certain other conditions have been met, the Purchaser may, among other options, waive the Minimum Condition and amend the Offer to reduce the number of Shares subject to the Offer to a number of Shares that, when added to the Shares then owned by the Purchaser, will equal 49.99% of the Shares then outstanding (the "Revised Minimum Number"). If a greater number of Shares is tendered into the Offer and not withdrawn, the Purchaser may elect to purchase, on a pro rata basis, the Revised Minimum Number of Shares.

        6. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, July 8, 1999, unless the Offer is extended.

        7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

        8. Payment for Shares pursuant to the Offer will be made only after timely receipt by the Depositary of (a) the certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time and will depend upon when certificates for Shares are received by the Depositary or Book-Entry Transfer Facility confirmations of such shares are received into the Depositary's account at the Book-Entry Transfer Facility.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARES PURCHASE RIGHTS)
                                       OF
                             METRA BIOSYSTEMS, INC.
                                       BY
                          MBS ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                               QUIDEL CORPORATION
                                       AT
                              $1.78 NET PER SHARE

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 9, 1999, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by MBS Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Quidel Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of Metra Biosystems, Inc., a California corporation (the "Company"), including the associated preferred shares purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of the Company, at a price of $1.78 per Share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to Be Tendered:
-------- Shares*

                                       SIGN BELOW

 Account Number: Signature(s):

 Dated: , 1999
                              Please type or print name(s)
                         Please type or print address(es) here
                             Area Code and Telephone Number
                  Taxpayer Identification or Social Security Number(s)

------------------------

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.